TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made effective this 9th day of October, 2009.

BETWEEN:

Golden Aria Corp., a body corporate duly incorporated under the laws of the State of Nevada, and having its Registered Office at 500 – 625 Howe Street, in the City of Vancouver, in the Province/State of British Columbia, V6C 1G8

(hereinafter called the "Golden Aria")

AND:

CAB Financial Services Ltd., a company duly incorporated under the laws of the Province of British Columbia and having an office at 483 Holbrook Road East, in the City of Kelowna, in the Province of British Columbia, V1X 7H9

(hereinafter called the "CAB")

WHEREAS:

A.

CAB and Golden Aria are parties to a controller agreement dated May 13, 2009, whereby CAB provides to Golden Aria certain accounting and controller services under an independent contractor basis;

FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

.

CAB and Golden Aria mutually agree to terminate the May 13, 2008 agreement effective immediately.

2.

CAB and Golden Aria mutually agree that there are no fees, charges, or penalties of any kind owing as a result of this termination, by either party to the other party; except that whatever pro-rata cash amounts are due to CAB as of October 9, 2009, shall be payable by Golden Aria.

3.

The provisions of this Agreement shall enure to the benefit of and be binding upon CAB and the successors and assigns of Golden Aria.  For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of Golden Aria.

4.

This Agreement is being delivered and is intended to be performed in the Province of British Columbia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such Province.  This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

Signed by Golden Aria Corp. ____________________________ Robert McAllister, President

SIGNED by C.A.B. Financial Services Ltd. ____________________________ Chris Bunka, President

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